Exhibit 10.22

[Execution Counterpart]

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”), dated as of September 2, 2009, is made by and between SOLYNDRA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Sponsor”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties referred to below (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, Solyndra Fab 2 LLC, a Delaware limited liability company (the “Borrower”) and the Collateral Agent are executing and delivering that certain Common Agreement, dated as of even date herewith (as amended, modified, renewed or extended from time to time, the “Common Agreement”), by and among the Borrower, The U. S. Department of Energy, the Loan Servicer and the Collateral Agent.

WHEREAS, the Common Agreement provides that it is a condition precedent to the initial Advance under the DOE Credit Facility Agreement that the Sponsor enter into this Agreement and grant to the Collateral Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Common Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Common Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2(a).

“Collateral Agreements” means any operating agreement, voting trust, proxy agreement or other agreement or understanding with respect to the Collateral.

“Exchange Act” means the Securities Exchange Act of 1934.

“Proceeds Account” has the meaning set forth in Section 8(b).

“Securities Act” means the Securities Act of 1933.

1

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(a) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

(b) Interpretation. The rules of interpretation set forth in Exhibit B of the Common Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Sponsor hereby pledges to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, and hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in, all of the Sponsor’s right, title and interest in, to and under all investment property in the Borrower and all investment property in Solyndra Operator LLC, a Delaware limited liability company (the “Operator”, and together with the Borrower, each a “Pledged Entity”) in each case together with all Collateral Agreements relating thereto, in each case, now existing or owned or hereafter acquired or arising, including all proceeds thereof (collectively, the “Collateral”).

(b) Financing Statements and Other Action. The Sponsor hereby authorizes the Collateral Agent to file at any time and from time to time any financing statements describing the Collateral, and the Sponsor shall execute and deliver to the Collateral Agent, and the Sponsor hereby authorizes the Collateral Agent to file (with or without the Sponsor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to the Collateral Agent, as the Collateral Agent may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Collateral to the Collateral Agent pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of the Collateral Agent in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Sponsor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof.

(c) Limited Recourse to Sponsor. Except as may be otherwise specifically provided in any separate agreement executed by the Sponsor, the liability of the Sponsor hereunder with respect to the Secured Obligations shall be limited to the Collateral. The recourse of the Collateral Agent and the Credit Parties against the Sponsor with respect to the Secured Obligations shall be limited to the Collateral, and the Sponsor shall have no personal liability with respect to the Secured Obligations; provided, however, that the Sponsor shall have personal liability to the Collateral Agent and the Credit Parties for (i) any damages, costs or other expense suffered by the Secured Parties as a result of the lack of authenticity or genuineness of the Collateral delivered to the Collateral Agent hereunder or the failure of the Sponsor to deliver any

Collateral as and when required hereunder; (ii) the payment of expenses under Section 11 or under any other Loan Documents to which it is a party; or (iii) the breach of any representation, warranty or other covenant contained herein or made in connection herewith or failure otherwise to perform its obligations hereunder or under any other Loan Documents to which it is a party (including any indemnity obligations).

(d) Continuing Security Interest. The Sponsor agrees that this Agreement shall create a continuing security interest in and pledge of the Collateral which shall remain in effect until terminated in accordance with Section 20.

SECTION 3 Representations and Warranties. The Sponsor represents and warrants to the Secured Parties that:

(a) The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Sponsor of this Agreement have been duly authorized by all necessary action of the Sponsor, and this Agreement constitutes the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Sponsor of this Agreement, except for any filings necessary to perfect the Liens on the Collateral.

(d) The Sponsor’s chief executive office and principal place of business (as of the date of this Agreement) is located at 47700 Kato Road, Fremont, California 94538; the Sponsor’s jurisdiction of organization is in the State of Delaware and its organizational identification number is 3965936; the Sponsor’s exact legal name is as set forth in the first paragraph of this Agreement.

(e) The Sponsor has rights in or the power to transfer the Collateral, and the Sponsor is the sole and complete owner of the Collateral, free from any Lien other than Liens in favor of the Collateral Agent.

(f) The Sponsor is and will be the legal record and beneficial owner of the Collateral, and has and will have good and marketable title thereto.

(g) The Sponsor has provided the Collateral Agent a true and correct copy of each Collateral Agreement. Each Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of the Sponsor, there exists no material violation or material default under any Collateral Agreement by the Sponsor or the other parties thereto. The Sponsor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Collateral Agreement.

Except as disclosed in writing to the Collateral Agent, there are no Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Collateral.

SECTION 4 Covenants. So long as any of the Secured Obligations (other than inchoate indemnity obligations) remain unsatisfied or the FFB shall have any commitment to extend credit under the DOE Credit Facility Commitment, the Sponsor agrees that:

(a) The Sponsor shall appear in and defend any action, suit or proceeding which may affect its title to, or right or interest in, or the Collateral Agent’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) The Sponsor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating to the Collateral.

(c) The Sponsor shall give prompt written notice to the Collateral Agent (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Sponsor’s chief executive office or principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iv) any change in its registration as an organization (or any new such registration); or (v) any change in its jurisdiction of organization.

(d) The Sponsor shall keep the Collateral free of all Liens, other than Liens in favor of the Collateral Agent.

(e) The Sponsor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(f) The Sponsor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral.

(g) The Sponsor shall comply with all of its obligations under the Collateral Agreements to which it is a party and shall enforce all of its rights thereunder.

(h) The Sponsor will take all actions necessary to cause each Operating Agreement relating to the Collateral to provide specifically at all times that: (i) no Collateral is a security governed by Article 8 of the applicable Uniform Commercial Code; and (ii) no consent of any member, manager, or other Person shall be a condition to the admission as a member of any transferee (including the Collateral Agent) that acquires ownership of the Collateral as a result of the exercise by the Collateral Agent of any remedy hereunder or under applicable law.

(i) The Sponsor agrees that no Collateral (i) shall be dealt in or traded on any securities exchange or in any securities market, (ii) shall constitute an investment company security, or (iii) shall be held by the Sponsor in a securities account.

(j) The Sponsor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Collateral Agreement, or otherwise cast any vote or grant or give any consent, waiver or ratification in respect of the Collateral, in any way that materially changes the rights of the Sponsor with respect to any Collateral in a manner adverse to the Collateral Agent or that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest therein.

(k) The Sponsor will promptly, upon the written request from time to time of the Collateral Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

SECTION 5 Administration of the Collateral.

(a) Distributions and Voting Prior to an Event of Default. Unless an Event of Default shall have occurred and is continuing: (i) the Sponsor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Collateral, to the extent consistent with the Common Agreement and the other Loan Documents; and (ii) the Sponsor shall have the right to vote the Collateral and to retain the power to control the direction, management and policies of each Pledged Entity to the same extent as the Sponsor would if the Collateral were not pledged to the Collateral Agent pursuant to this Agreement; provided, however, that except as permitted by the Common Agreement, the Sponsor shall not be entitled to receive (a) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Collateral, or (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution of a Pledged Entity or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving a Pledged Entity; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Collateral or which would alter the voting rights with respect to the equity interests in a Pledged Entity or be inconsistent with or violate any provision of this Agreement or any other Loan Documents. If applicable, the Sponsor shall be deemed the beneficial owner of all Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Sponsor all such proxies and other instruments as the Sponsor may reasonably request for the purpose of enabling the Sponsor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).

(b) General Authority upon an Event of Default. Upon the occurrence and during the continuance of any Event of Default:

(i) the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to the Collateral, to be held by the Collateral Agent as part of the Collateral;

(ii) the Collateral Agent shall have the right following prior written notice to the Sponsor to vote or consent to take any action with respect to the Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral as if the Collateral Agent were the absolute owner thereof; and

(iii) the Collateral Agent shall have the right, for and in the name, place and stead of the Sponsor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Collateral Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Collateral, to enforce the Collateral Agent’s rights with respect to the Collateral and to accomplish the purposes of this Agreement.

(c) Distributions to Be Held for Collateral Agent. Distributions and other payments which are received by the Sponsor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Sponsor, and be forthwith paid over or delivered to the Collateral Agent in the same form as so received.

(d) Certain Other Administrative Matters. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may cause any of the Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). The Collateral Agent shall at all times have the right to exchange uncertificated Collateral for certificated Collateral, and to exchange certificated Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e) Appointment of Collateral Agent as Attorney-in-Fact. For the purpose of enabling the Collateral Agent to exercise its rights under this Section 5 or otherwise in connection with this Agreement, the Sponsor hereby (i) constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers, employees or agents designated by the Collateral Agent) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Sponsor, which the Collateral Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Collateral, to enforce the Collateral Agent’s rights with respect to the Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Collateral and appoints the Collateral Agent as its proxyholder with respect to the Collateral to attend and vote at any and all meetings of the members of a Pledged Entity held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the FFB has any commitments to extend credit under the DOE Credit Facility Commitment or the Secured Obligations (other than inchoate indemnity obligations) have not been paid and performed in full. The Sponsor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

SECTION 6 Collateral Agent Performance of Sponsor Obligations. The Collateral Agent may, but shall not be required to, perform or pay any obligation which the Sponsor has agreed to perform or pay under or in connection with this Agreement if the Sponsor fails to do so, and the Sponsor shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 6.

SECTION 7 Collateral Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Sponsor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral. The provisions of Article 11, “Regarding the Collateral Agent”, of the Collateral Agency Agreement are incorporated herein by reference as if such Article were set forth herein in its entirety.

SECTION 8 Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Common Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Sponsor agrees that any item of the Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as the Collateral Agent shall determine; provided, however, that the Sponsor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall give the Sponsor such notice of any private or public sales as may be required by the UCC or other applicable law. The Sponsor recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Collateral Agent and each of the Secured Parties shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Sponsor hereby releases to the extent permitted by law.

(b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default, the

Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Collateral Agent for such purpose (as to which the Sponsor hereby grants a security interest and which shall constitute part of the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and the Sponsor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Sponsor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Sponsor shall not have any right of withdrawal with respect to such funds. Accordingly, the Sponsor irrevocably waives until the termination of this Agreement in accordance with Section 18 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

(c) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts of the Collateral (including any cash contained in the Collateral) the application of which is not otherwise provided for herein, shall be applied as provided in the Collateral Agency Agreement.

(d) Certain Waivers.

(i) The Sponsor agrees that at any time and from time to time, without notice to or the consent of the Sponsor, without incurring responsibility to the Sponsor, and without impairing or releasing the security interests provided for herein or otherwise impairing the rights of the Collateral Agent hereunder, all as the Secured Parties may deem advisable: (A) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions or otherwise; (B) the time, manner, place or terms of any payment under the Loan Documents may be extended or changed, including by an increase or decrease in the interest rate on the Loan Documents or any fee or other amount payable under the Loan Documents, by an amendment, modification or renewal of the Loan Documents or otherwise; (C) the time for the Borrower’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Secured Parties may deem proper; (D) the Secured Parties may discharge or release, in whole or in part, any guarantor or any other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Secured Obligations, nor shall the Secured Parties be liable to the Sponsor for any failure to collect or enforce payment of the Secured Obligations or to realize on any other collateral therefor; (E) in addition to the Collateral, the Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (F) the Secured Parties may request and accept any guaranties of the Secured Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (G) the Secured Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Loan Documents and any power of sale) granted by the Loan Documents or other security document or agreement, or otherwise available to the Secured Parties, with respect to the Secured Obligations, any of the Collateral or other security for any or all of the Secured Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Sponsor against the Borrower.

(ii) The Sponsor waives, to the fullest extent permitted by law, (A) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (B) any right to require the Secured Parties (1) to proceed against any Person, (2) to exhaust any other collateral or security for any of the Secured Obligations, (3) to pursue any remedy in any Secured Party’s power, or (4) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (C) all claims, damages, and demands against the Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

(iii) Additionally, the Sponsor waives and agrees not to assert: (A) any right to require the Secured Parties to proceed against the Borrower, any guarantor or any other Person, to proceed against or exhaust any other security held for the Secured Obligations or to pursue any other right, remedy, power or privilege of the Secured Parties whatsoever; (B) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Secured Obligations; (C) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Sponsor or any other Person; (D) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Sponsor or the right of the Sponsor to proceed against the Borrower or any other obligor of the Secured Obligations for reimbursement; and (E) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties or which may conflict with the terms of this Agreement.

(iv) The Sponsor waives any right it may have to require the Secured Parties to pursue any third person for any of the Secured Obligations. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Collateral Agent sells any of the Collateral upon credit, the Sponsor will be credited only with payments actually made by the purchaser, received by Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Sponsor shall be credited with the proceeds of the sale.

(v) All rights of the Collateral Agent hereunder, and the obligations of the Sponsor hereunder and the Lien created hereby, shall remain in full force and effect without regard to, and shall not be impaired or affected by, (A) any insolvency or bankruptcy, liquidation, winding up or dissolution of the Borrower, the Sponsor any other Person; (B) any limitation, discharge, or cessation of the liability of the Borrower, the Sponsor or any other Person for any Secured Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Secured Obligations or the Loan Documents; (C) any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights hereunder or in respect of the Loan Documents; (D) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, the Sponsor, or any other Person may have or assert; or (E) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or insolvency case related to the Secured Obligations.

(vi) The Sponsor waives any and all notice of the creation, renewal, modification, extension or accrual of the Secured Obligations. The Secured Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. The Sponsor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Sponsor or any other Person with respect to the Secured Obligations.

(vii) The Sponsor shall not have any right to require any Secured Party to obtain or disclose any information with respect to: (A) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Secured Obligations; (B) the Secured Obligations; (C) other security for any or all of the Secured Obligations; (D) the existence or nonexistence of any other guarantees of all or any part of the Secured Obligations; (E) any action or inaction on the part of any Secured Party or any other Person; or (F) any other matter, fact or occurrence whatsoever.

(viii) Until the Secured Obligations shall be satisfied in full, the Sponsor shall not have, and shall not directly or indirectly exercise, (A) any rights that it may acquire by way of subrogation under or in respect of this Agreement or otherwise, or (B) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Agreement.

SECTION 9 Notices. Any communications to any party to this Agreement or notices provided pursuant to this Agreement may be given to the address set forth for such party as provided in Section 11.1 of the Common Agreement. Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be given and deemed effective as provided in Section 11.1 of the Common Agreement.

SECTION 10 No Waiver; Cumulative Remedies. No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Parties.

SECTION 11 Costs and Expenses; Interest.

(a) Costs and Expenses. The Sponsor agrees to pay on demand all costs and expenses of the Collateral Agent, its Affiliates and the other Secured Parties, and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including any and all losses, costs and expenses sustained by any Secured Party as a result of any failure by the Sponsor to perform or observe its obligations contained herein.

(b) Interest. Any amounts payable to the Secured Parties under this Section 11 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Late Charge Rate.

(c) Indemnification. The Sponsor hereby agrees to indemnify each Secured Party, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party, by the Borrower or by the Sponsor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, by the Borrower or by the Sponsor (the “Indemnified Liabilities”); provided that the Sponsor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Sponsor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(d) Survival. The provisions of this Section 11 shall survive foreclosure with respect to any or all of the Collateral and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

SECTION 12 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Sponsor and the Secured Parties and their respective successors and assigns and shall bind any Person who becomes bound as Sponsor to this Agreement.

SECTION 13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

SECTION 14 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

SECTION 15 Submission to Jurisdiction. The Sponsor hereby (i) submits to the non-exclusive jurisdiction of the Federal courts of the United States sitting in the State of New York and the District of Columbia for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

SECTION 16 Amendment or Waiver. Except as otherwise provided herein, neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Sponsor and the Collateral Agent.

SECTION 17 Entire Agreement. This Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof. This Agreement shall not be amended except by the written agreement of the parties.

SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 19 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

SECTION 20 Termination. Upon termination of the DOE Credit Facility Commitment and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations), the security interests created under this Agreement shall terminate and the Collateral Agent shall promptly redeliver to the Sponsor any of the Collateral in the Collateral Agent’s possession and shall execute and deliver to the Sponsor such documents and instruments reasonably requested by the Sponsor as shall be necessary to evidence termination of all security interests given by the Sponsor to the Collateral Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

SOLYNDRA, INC.

By	/s/ W.G. Stover, Jr.
	Name:	W.G. Stover, Jr.
	Title:	Vice President, Finance & Chief Financial Officer

Solyndra, Inc.
47700 Kato Road
Fremont, CA 94538
Attn:	W.G. Stover, Jr., Vice President, Finance and Chief Financial Officer
Fax: 510-440-2465
Email: bill.stover@solyndra.com

U.S. BANK NATIONAL ASSOCIATION

By
Name
Title:

U.S. Bank Corporate Trust Services
100 Wall Street, Suite 1600
New York, NY 10005
Attn: Thomas E. Tabor, Vice President
Fax: 212-809-5459
Email: thomas.tabor@usbank.com

[Signature Page to Equity Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

SOLYNDRA, INC.

By
Name:
Title:

Solyndra, Inc.
47700 Kato Road
Fremont, CA 94538
Attn:	W.G. Stover, Jr., Vice President, Finance and Chief Financial Officer
Fax: 510-440-2465
Email: bill.stover@solyndra.com

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Jean Clarke
	Name	Jean Clarke
	Title:	Assistant Vice President

U.S. Bank Corporate Trust Services
100 Wall Street, Suite 1600
New York, NY 10005
Attn: Thomas E. Tabor, Vice President
Fax: 212-809-5459
Email: thomas.tabor@usbank.com

[Signature Page to Equity Pledge Agreement]